UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 16, 2009

GMX RESOURCES INC.

(Exact name of registrant as specified in its charter)

Oklahoma	001-32977	73-1534474
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Benham Place 9400 North Broadway, Suite 600 Oklahoma City, OK	73114
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (405) 600-0711

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 16, 2009, GMX Resources Inc. (the “Company”) entered into a Purchase Agreement (the “Purchase Agreement”) with Kinder Morgan Endeavor LLC (“KME”), an affiliate of Kinder Morgan Tejas Pipeline LLC and Kinder Morgan Energy Partners, L.P. Pursuant to the Purchase Agreement, immediately prior to the closing of the transactions described therein, the Company will contribute, and cause its wholly-owned subsidiary, Endeavor Pipeline Inc. (“Endeavor”), to transfer, materially all of the assets comprising the Company’s natural gas gathering business, including high and low pressure steel natural gas pipelines, compression and related equipment, inventory, certain contract rights, certain permits and certain interests in real property of the Company used for pipeline operations, to a new entity, Endeavor Gathering LLC (the “JV Entity”).

At the closing of the transactions contemplated in the Purchase Agreement, the Company will sell a 40% membership interest in the JV Entity to KME in exchange for $36 million. The Company will retain the remaining 60% membership interest in the JV Entity. According to the agreement that will govern the JV Entity following closing, KME will be entitled to receive 80% of the cash distributions from the JV Entity until KME has received a return of its cumulative investment in the JV Entity, at which point cash distributions by the JV Entity will be paid 60% to the Company and 40% to KME in proportion to their membership interests. Additionally, upon the closing of the transactions described in the Purchase Agreement, the Company has committed to activate a second drilling rig on its oil and natural gas properties in Harrison and Panola Counties, Texas, and to keep at least two rigs active and drilling these properties for a three-year period.

Closing of the transactions contemplated in the Purchase Agreement is subject to the satisfaction of customary closing conditions, including the requirement to obtain certain consents from the Company’s secured lenders and the release of liens held by such secured lenders on the assets to be transferred to the JV Entity. The Company expects closing to occur in early November 2009.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the copy of the Purchase Agreement filed as an exhibit to this Report.

Item 8.01	Other Events.

On October 16, 2009, the Company issued a press release to announce the execution of the Purchase Agreement. The press release is filed as Exhibit 99.1 to this report and is hereby incorporated into this Item 8.01.

Item 9.01	Financial Statements and Exhibits.

See the Index to Exhibits for information regarding the exhibits filed as a part of this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GMX RESOURCES INC.

By:	/S/ JAMES A. MERRILL
James A. Merrill, Chief Financial Officer

Date: October 16, 2009

INDEX TO EXHIBITS

10.1	Purchase Agreement dated October 16, 2009, between GMX Resources Inc. and Kinder Morgan Endeavor LLC.

99.1	Company Press Release dated October 16, 2009.